Exhibit 10.3

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (TD72-5-04)

DEED OF TRUST

(Due on Transfer - Strict)

THIS DEED OF TRUST is made this 28 day of January, 2012, between Wildcat Mining Corporation, a Nevada corporation ("Wildcat") whose address is 1630 Ringling Blvd., Sarasota, FL 34236, and the Public Trustee of the County in which the Property (see paragraph 1) is situated ("Trustee"); for the benefit of Sarasota Varca Associates LLC, whose address is P.O. Box 49256, Sarasota, Florida 34230 ("Lender").

Borrower and Lender covenant and agree as follows:

1.

Property in Trust.  Wildcat, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, all of the following described lode mining claims situate, lying and being in the California Mining District, La Plata County, Colorado:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER

Idaho Millsite	18320
Idaho Millsite No.1	18321
Idaho Millsite No.2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
SUNRISE	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No.2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

which has the address of n/a (Property Address), together with all its appurtenances (the "Property").

2.

Notes; Other Obligations Secured. This Deed of Trust is given to secure to Lender:

(a)

the repayment of the indebtedness evidenced by subordinated secured promissory notes executed by Varca Ventures, Inc. ("Varca") and Wildcat in the aggregate principal sum of $400,000 U.S. Dollars (the "Notes") , with interest on the unpaid principal balance from the date of each Note until paid, at the rate of 12% percent per annum, with the entire principal amount and accrued and unpaid interest due and payable in full at the address set forth in each of the Notes, or such other place as Lender may designate, on July 31, 2013.

(b)

the payment of all other sums, with interest thereon at 12% per annum, disbursed by Lender in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

(c)

the performance of the covenants and agreements of Wildcat herein contained.

3.

Title. Wildcat covenants that Wildcat owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded liens, declarations, restrictions, reservations and covenants, if any, as of this date, including a deed of trust recorded November 29, 2006.

4.

Payment of Principal and Interest.  Varca shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Notes, and any applicable late charges as provided in the Notes and shall perform all other covenants contained in the Notes.

5.

Application of Payments.  All payments made under the terms hereof or the Notes shall be applied first to the payment of accrued interest and, secondly, upon the principal balance.

6.

Prior Mortgages and Deeds of Trust; Charges; Liens.  Wildcat shall perform all of Wildcat’s obligations under any prior deed of trust and any other prior liens. Wildcat shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust, and leasehold payments or ground rents, if any, when due, directly to the payee thereof. Despite the foregoing, Wildcat shall not be required to make payments otherwise required by this paragraph if Wildcat, after notice to Lender, shall in good faith contest such obligation by, or defend enforcement of such obligation in, legal proceedings which operate to prevent the enforcement of the obligation or forfeiture of the Property or any part thereof, only upon Wildcat making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

7.

Property Insurance. Wildcat shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term “extended coverage” in an amount at least equal to the lesser of (1) the insurable value of the Property or (2) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as “Property Insurance.”

The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Wildcat.  All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender.  In the event of loss, Wildcat shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Wildcat.

Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Wildcat. If the Property is abandoned by Wildcat, or if Wildcat fails to respond to Lender within 30 days from the date notice is given in accordance with paragraph 16 (Notice) by Lender to Wildcat that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the payment referred to in paragraph 4 (Payment of Principal and Interest) or change the amount of such payment. Notwithstanding anything herein to the contrary, if under paragraph 18 (Acceleration; Foreclosure; Other Remedies) the Property is acquired by Lender, all right, title and interest of Wildcat in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

All of the rights of Wildcat and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

8.

Preservation and Maintenance of Property. Wildcat shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Wildcat shall perform all of Wildcat’s obligations under any declarations, covenants, by-laws, rules, or other documents governing the use, ownership or occupancy of the Property.

9.

Protection of Lender's Security. Except when Wildcat has exercised Wildcat’s rights under paragraph 6 above, if Wildcat fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender's interest in the Property, then Lender, at Lender's option, with notice to Wildcat if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender's interest, including, but not limited to:

(a)

any general or special taxes or ditch or water assessments levied or accruing against the Property;

(b)

the premiums on any insurance necessary to protect any improvements comprising a part of the Property;

(c)

sums due on any prior lien or encumbrance on the Property;

(d)

if the Property is a leasehold or is subject to a lease, all sums due under such lease;

(e)

the reasonable costs and expenses of defending, protecting, and maintaining the Property and Lender's interest in the Property, including repair and maintenance costs and expenses, costs and expenses of protecting and securing the Property, receiver’s fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of the Lender or holder of the certificate of purchase;

(f)

all other costs and expenses allowable by the evidence of debt or this Deed of Trust, and

(g)

such other costs and expenses which may be authorized by a court of competent jurisdiction.

Wildcat hereby assigns to Lender any right Wildcat may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

Any amounts disbursed by Lender pursuant to this paragraph 9, with interest thereon, shall become additional indebtedness of Wildcat secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Wildcat requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in paragraph 2(b)

(Notes; Other Obligations Secured). Nothing contained in this paragraph 9 shall require Lender to incur any expense or take any action hereunder.

10.

Inspection. Lender may not make or cause to be made entries upon and/or inspection of the Property without Wildcat's prior written permission.

11.

Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender as herein provided. However, all of the rights of Wildcat and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Wildcat. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Lender and Wildcat, in the same ratio as the amount of the sums secured by this Deed of Trust immediately prior to the date of taking bears to Wildcat’s equity in the Property immediately prior to the date of taking. Wildcat’s equity in the Property means the fair market value of the Property less the amount of sums secured by both this Deed of Trust and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

If the Property is abandoned by Wildcat, or if, after notice by Lender to Wildcat that the condemnor offers to make an award or settle a claim for damages, Wildcat fails to respond to Lender within 90 days after the date such notice is given, Lender are authorized to collect and apply the proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the payment referred to in paragraph 4 (Payment of Principal and Interest) nor change the amount of such payment.

12.

Wildcat not Released.  Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Wildcat shall not operate to release, in any manner, the liability of the Wildcat, nor Wildcat’s successors in interest, from the original terms of this Deed of Trust.  Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by Wildcat nor Wildcat’s successors in interest.

13.

Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

14.

Remedies Cumulative. Each remedy provided in the Notes and this Deed of Trust is distinct from and cumulative to all other rights or remedies under the Notes and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

15.

Successors and Assigns Bound; Joint and Several Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Wildcat, subject to the provisions of paragraph 24 (Transfer of the Property; Assumption). All covenants and agreements of Wildcat shall be joint and several. The captions and headings of the paragraphs in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

16.

Notice. Except for any notice required by law to be given in another manner, (a) any notice to Wildcat provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Wildcat by hand or a nationally-recognized overnight courier or (2) mailing such notice by first-class U.S. mail, addressed to Wildcat at Wildcat’s address stated herein or at such other address as Wildcat may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender by hand or a nationally-recognized overnight courier or (2) mailing such notice by first-class U.S. mail, to Lender's address stated herein or to such other address as Lender may designate by notice to Wildcat as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Wildcat or Lender when given in any manner designated herein.

17.

Governing Law; Severability. The Notes and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Notes conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Notes which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Notes are declared to be severable.

18.

Acceleration; Foreclosure; Other Remedies. Except as provided in paragraph 24 (Transfer of the Property; Assumption), upon Wildcat’s breach of any covenant or agreement of Wildcat in this Deed of Trust, or upon any default in a prior lien upon the Property, (unless Wildcat has exercised Wildcat’s rights under paragraph 6 above), at Lender's option, all of the sums secured by this Deed of Trust shall be immediately due and payable ("Acceleration"). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including, but not limited to, reasonable attorney’s fees.

If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Wildcat of Wildcat’s rights as is provided by law. Trustee shall record a copy of such notice as required by law. Trustee shall advertise the time and place of the sale of the Property, for not less than four weeks in a newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Wildcat and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Wildcat, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender's designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee’s and attorney’s fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

19.

Wildcat’s Right to Cure Default. Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney’s fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

20.

Assignment of Rents; Appointment of Receiver; Lender in Possession. As additional security hereunder, Wildcat hereby assigns to Lender the rents of the Property; however, Wildcat shall, prior to Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Lender or the holder of the Trustee’s certificate of purchase shall be entitled to a receiver for the Property after Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Wildcat or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex pane application and without notice, notice being hereby expressly waived.

Upon Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied, first, to payment of the costs of preservation and management of the Property, second, to payments due upon prior liens, and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

21.

Release. Upon payment of all sums secured by this Deed of Trust, Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Notes. Wildcat shall pay all costs of recordation and shall pay the statutory Trustee’s fees. If Lender shall not produce the Notes as aforesaid, then Lender, upon notice in accordance with paragraph 16 (Notice) from Wildcat to Lender, shall obtain, at Lender's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

22.

Waiver of Exemptions. Wildcat hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

23.

Intentionally Left Blank.

24.

Transfer of the Property; Assumption. The following events shall be referred to herein as a “Transfer”: (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof or interest therein), (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein), (iii) an agreement granting a possessory right in the Property (or any portion thereof), in excess of three (3) years, (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest or more than fifty percent (50%) of the beneficial interest in Wildcat, (v) the reorganization, liquidation or dissolution of Wildcat. Not to be included as a Transfer are (i) the creation of a lien or encumbrance subordinate to this Deed of Trust, (ii) the creation of a purchase money security interest for household appliances, or (iii) a transfer by devise, descent or by operation of the law upon the death of a joint tenant. At the election of Lender, in the event of each and every transfer:

(a)

All sums secured by this Deed of Trust shall become immediately due and payable.

(b)

If a Transfer occurs and should Lender not exercise Lender's Acceleration option pursuant to this paragraph 24 to Accelerate, Transferee shall be deemed to have assumed all of the obligations of Wildcat under this Deed of Trust including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. Lender may without notice to Wildcat deal with transferee in the same manner as with Wildcat with reference to said sums including the payment or credit to transferee of any undisbursed reserve funds on payment in full of said sums, without in any way altering or discharging Wildcat’s liability hereunder for the obligations hereby secured.

(c)

Should Lender not elect Acceleration upon the occurrence of such Transfer then, subject to (b) above, the mere fact of a lapse of time or the acceptance of payment subsequent to any of such events, whether or not Lender had actual or constructive notice of such Transfer, shall not be deemed a waiver of Lender's right to make such election nor shall Lender be estopped therefrom by virtue thereof. The issuance on behalf of Lender of a routine statement showing the status of the loan, whether or not Lender had actual or constructive notice of such Transfer, shall not be a waiver or estoppel of Lender's said rights.

25.

Wildcat’s Copy. Wildcat acknowledges receipt of a copy of this Deed of Trust.

EXECUTED BY BORROWER

ATTEST: By: /s/ Roger Tichenor Roger Tichenor CEO	WILDCAT MINING CORPORATION a Nevada corporation By: /s/ Randall Oser Randall Oser President

STATE Nevada  )

)  ss.

COUNTY: Clark  )

The foregoing instrument was acknowledged before me this 28 day of January, 2012, by Randall Oser, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced FL DL as identification.

    /s/ Rebecca W. Atshe

Printed Name:   Rebecca W. Atshe

Notary Public

My Commission Expires:  2/21/2012